Exhibit 21


                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY


                                                                 Jurisdiction of
Subsidiary                                                       Incorporation
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WJ Semiconductor Equipment Group, Inc.                           California

Watkins-Johnson FSC                                              Guam

Watkins-Johnson International                                    California

Watkins-Johnson International Japan, K.K.                        Japan

Watkins-Johnson International Korea, Limited                     Korea

Watkins-Johnson International Singapore PTE, Limited             Singapore

Watkins-Johnson International Taiwan                             Taiwan

Watkins-Johnson Europe, Limited                                  United Kingdom

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